                                                                    Exhibit 3.45

                              AMENDED AND RESTATED

                                  REGULATIONS

                                       OF

                          WILSONS LEATHER OF OHIO INC.

                             (an Ohio corporation)

                                   _________

                                   ARTICLE I
                                   ---------

                                  SHAREHOLDERS
                                  ------------

     1.  CERTIFICATES REPRESENTING SHARES.  Certificates representing shares
         --------------------------------
shall be signed by the Chairman of the Board of Directors, if any, or the President or a Vice-President and by the Secretary, an Assistant Secretary, the Treasurer, or an Assistant Treasurer of the Corporation, which shall certify the number and class of shares represented thereby, and shall set forth the statements prescribed by the Ohio General Corporation Law ( the "General Corporation Law"). When any such certificate is countersigned by an incorporated transfer agent or registrar, the signature of any of said officers of the Corporation may be facsimile, engraved, stamped, or printed. Although any officer of the Corporation whose manual or facsimile signature is affixed to such a certificate ceases to be such officer before the certificate is delivered, such certificate nevertheless shall be effective in all respects when delivered.

     A certificate representing shares shall not be executed or delivered until the share or shares represented thereby are fully paid.

     The Corporation may issue a new certificate for shares in place of any certificate theretofore issued by it, alleged to have been lost, stolen, or destroyed, and the Board of Directors may require the owner of any lost, stolen, or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft, or destruction of any such certificate or the issuance of any such new certificate.

     2.  SHARE TRANSFERS.  Upon compliance with provisions restricting the
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transferability of shares, if any, transfers of shares of the Corporation shall be made only on the books of the Corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation or with an
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incorporated transfer agent or a registrar, if any, and on surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes due thereon, if any.

     3.  RECORD DATE FOR SHAREHOLDERS.  For any lawful purpose, including,
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without limitation, the determination of the shareholders who are entitled to:
(1) receive notice of or to vote at a meeting of shareholders; (2) receive payment of any dividend or distribution; (3) receive or exercise rights of purchase of or subscription for, or exchange or conversion of, shares or other securities, subject to contract rights with respect thereto; or (4) participate in the execution of written consents, waivers, or releases, the Board of Directors may fix a record date which shall not be a date earlier than the date on which the record date is fixed and, in the cases provided for in clauses (1),
(2), and (3) above, shall not be more than sixty days, preceding the date of the meeting of the shareholders, or the date fixed for the payment of any dividend or distribution, or the date fixed for the receipt or the exercise of rights, as the case may be. The record date for the purpose of clause (1) above, shall continue to be the record date for all adjournments of such meeting unless the Board of Directors shall fix another date, and, in case a new record date is so fixed, notice thereof and of the date to which the meeting shall have been adjourned shall be given to the shareholders of record as of said date in accordance with the same requirements as those applying to a meeting newly called.

     4.  SHAREHOLDER MEETINGS.
         --------------------

     a.  TIME.  The annual meeting for the election of directors, the
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consideration of reports to be laid before the meeting, and for such other purposes as shall be stated in the notice of the meeting, shall be held on a date designated by the Board of Directors. A special meeting shall be held on the date designated by the directors.

     b.  PLACE.  Annual meetings and special meetings shall be held at such
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place within or without the State of Ohio as the Board of Directors shall fix.

     c.  CALL.  Annual and special meetings may be called by the directors, by
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the Chairman of the Board of Directors, if any, the President, a Vice-President
if the President is unable to act, the Secretary, by any officer instructed by the directors to call the meeting, or by the holders of not less than fifty percent of the shares.

     d.  NOTICE OR ACTUAL OR CONSTRUCTIVE WAIVER OF NOTICE.  Written notice
         -------------------------------------------------
stating the time, place and purposes of each meeting, shall be delivered not less than seven nor more than sixty days before the date of the meeting, either personally or by mail by or at the direction of the directors, the Chairman of the Board of Directors, if any, the President, the Secretary or the officer or persons calling the meeting, to each shareholder. If mailed, such notice shall be addressed to the shareholder at his address as it appears on the records of the Corporation, with postage prepaid. The notice of any annual or special meeting shall also include, or be accompanied by, any additional statements, information, or documents prescribed by the General Corporation Law. Notice of the time, place and purposes of any meeting of shareholders may be
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waived in writing, either before or after the holding of such meeting, by any shareholder. The attendance of any shareholder at any such meeting without protesting, prior to or at the commencement of the meeting, the lack of proper notice shall be deemed to be a waiver by him of notice of such meeting. Notice of adjournment of a meeting need not be given if the time and place to which it is adjourned are fixed and announced at such meeting.

     e.  ANNUAL FINANCIAL STATEMENT.  At the annual meeting of shareholders, or
         --------------------------
the meeting held in lieu thereof, the Corporation shall lay before the shareholders the financial statement prescribed by the General Corporation Law.

     f.  CONDUCT OF MEETING.  Meetings of the shareholders shall be presided
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over by one of the following officers in the order of seniority and if present and acting - the Chairman of the Board of Directors, if any, the Vice-Chairman of the Board of Directors, if any, the President, a Vice-President, or, if none of the foregoing is in office and present and acting, by a chairman to be chosen by the shareholders. The Secretary of the Corporation, or in his absence, an Assistant Secretary, shall act as secretary of every meeting, but, if neither the Secretary nor an Assistant Secretary is present and acting, the Chairman of the meeting shall appoint a secretary of the meeting.

     g.  PROXY REPRESENTATION.  A person who is entitled to attend a
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shareholders' meeting, to vote thereat, or to execute consents, waivers, or releases, may be represented at such meeting or vote thereat, and execute consents, waivers, and releases, and exercise any of his other rights, by proxy or proxies appointed by a writing signed by such person. A telegram or cablegram appearing to have been transmitted by such person, or a photographic, photostatic, or equivalent reproduction of a writing, appointing a proxy is a sufficient writing. No appointment of a proxy shall be valid after the expiration of eleven months after it is made unless the writing specifies the date on which it is to expire or the length of time it is to continue in force. Every proxy shall be revocable at the pleasure of the person executing it except as otherwise provided by the General Corporation Law.

     h.  QUORUM.  The holders of a majority of the outstanding shares shall
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constitute a quorum at a meeting of shareholders for the transaction of any business. The holders of a majority of the shares represented at a meeting, whether or not a quorum is present, may adjourn such meeting from time to time.

     i.  VOTING.  Unless and until the articles of incorporation are amended as
         ------
permitted by the General Corporation Law, shareholders shall be entitled to cumulate their votes in the election of directors upon compliance with the provisions of the General Corporation Law. Except in the case of such cumulative voting, each share shall entitle the holder thereof to one vote.

     In the election of directors, the candidates receiving the greatest number of votes at a meeting at which a quorum is present shall be elected.
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     5.  WRITTEN ACTION.  Any action which may be authorized or taken at a
         --------------
meeting of the shareholders may be authorized or taken without a meeting with the affirmative vote or approval of, and in a writing or writings signed by, all the shareholders who would be entitled to notice of a meeting of the shareholders held for such purpose, which writing or writings shall be filed with or entered upon the records of the Corporation.

                                   ARTICLE II
                                   ----------

                                   DIRECTORS
                                   ---------

     1.  FUNCTIONS; DEFINITION; AND COMPENSATION.  The business and affairs of
         ---------------------------------------
the Corporation shall be managed by a Board of Directors.

     The directors, by the affirmative vote of a majority of those in office, and irrespective of any financial or personal interest of any of them, shall have authority to establish reasonable compensation, which may include pension, disability, and death benefits, for services to the Corporation by directors and officers, or to delegate such authority to one or more officers or directors.

     2.  QUALIFICATIONS AND NUMBER.  A director need not be a shareholder or a
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resident of the State of Ohio.  The number of directors shall not be less than one nor more than nine. The number of directors may be fixed or changed from time to time, within such minimum and maximum, by the shareholders or by the Board of Directors. If at any time the number of directors is not fixed by the shareholders or directors, the number of directors shall be two until changed by the directors or shareholders. Except as provided in the preceding sentence, the number of directors shall be deemed to be fixed in these Bylaws as the number fixed from time to time by the shareholders or the directors.

     3.  ELECTION AND TERM.  The initial Board of Directors shall consist of the
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person or persons elected at the first meeting of shareholders of the
Corporation and shall hold office until the first annual meeting of shareholders and until his or their successors have been elected and qualified, or until his or their earlier resignation, removal from office, or death. Thereafter, directors who are elected at an annual meeting of shareholders, and directors who are elected in the interim to fill vacancies and newly created directorships, shall hold office until the next annual meeting of shareholders and until their successors have been elected and qualified, or until his or their earlier resignation, removal from office, or death. In the interim between annual meetings of shareholders or of special meetings of shareholders called for the election of directors, newly created directorships and any vacancies in the Board of Directors, including vacancies resulting from the removal of directors which are not filled at the meeting of shareholders at which any such removal has been effected, may be filled by the affirmative vote of a majority of the remaining directors, though less than a majority of the full Board of Directors.
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     4.  MEETINGS.
         --------

     a.  CALL.  No call shall be required for regular meetings for which the
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date, time and place have been fixed by the Board of Directors.  Special meetings may be called by or at the direction of the Chairman of the Board of Directors, if any, the Vice-Chairman of the Board of Directors, if any, of the President, or a majority of the directors in office or any other person permitted by the Business Corporation Act. The person calling a special meeting may designate the date, time and place of the special meeting except to the extent otherwise required by the Business Corporation Act.

     b.  NOTICE OR ACTUAL OR CONSTRUCTIVE WAIVER.  Written notice of the time
         ---------------------------------------
and place of each meeting of directors shall be given to each director either by personal delivery or by mail, telegram, or cablegram at least two days before the meeting. Such notice may but need not specify the purposes of the meeting. Notice of adjournment of a meeting need not be given if the time and place to which it is adjourned are fixed and announced at such meeting. Notice of the time, place, and purposes of any meeting of directors may be waived in writing, either before or after the holding of such meeting, by any director. Whenever any notice of the time, place, and purposes of a meeting is required to be given to any director, a waiver thereof in writing signed by any such director, whether before or after the holding of such meeting, shall be equivalent to the giving of such notice. The attendance of any director at any such meeting without protesting, prior to or at the commencement of the meeting, the lack of proper notice shall be deemed to be a waiver by him of notice of such meeting.

     c.  QUORUM AND ACTION.  A majority of the full Board of Directors shall
         -----------------
constitute a quorum. A majority of the directors present, whether or not a quorum exists, may adjourn a meeting to another time and place. Notice of any such adjourned meeting shall be given to the directors who were not present at the time of the adjournment, and, unless the time and place of the adjourned meeting are announced at the time of the adjournment, to the other directors. The act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

     Meetings of the directors or of any committee thereof may be held through any communications equipment if all the persons participating can hear each other; and participation in a meeting through such communications equipment shall constitute presence at any such meeting.

     d.  CHAIRMAN OF THE MEETING.  The Chairman of the Board of Directors, if
         -----------------------
any and if present and acting, shall preside at all meetings. Otherwise, the President, if present and acting, or any other director chosen by the Board of Directors, shall preside.

     5.  REMOVAL OF DIRECTORS.  All directors, or all the directors of a
         --------------------
particular class, if any, or any individual director may be removed from office, without assigning any cause, in accordance with the provisions of the General Corporation Law.
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     6.  COMMITTEES. The Board of Directors may, in its discretion, by
         ----------
resolution, designate three or more directors to constitute an Executive Committee or other committees, which shall have and may exercise such powers of the Board of Directors in the management of the Corporation as shall be conferred or authorized by the resolutions appointing them. Such committee or committees shall act only during the intervals between meetings of the directors and shall not have the power to fill vacancies among the directors or in any such committee. A majority of such committee may determine its action and fix the time and place of its meetings, unless the Board of Directors shall otherwise provide. Any such committee may act by a majority of its members at a meeting or by a writing or writings signed by all of its members. The Board of Directors shall have power at any time to fill vacancies in, to change the membership of, or to discharge such committee.

     7.  WRITTEN ACTION.  Any action which may be authorized or taken at a
         --------------
meeting of directors or of any committee thereof may be authorized or taken without a meeting with the affirmative vote or approval of, and in a writing or writings signed by all of the directors, or by all of the members of the committee in the case of a committee.

                                  ARTICLE III
                                  -----------

                                    OFFICERS
                                    --------

     The Board of Directors, initially and as soon as may be after the election thereof held in each year, shall elect a President, a Secretary, and a Treasurer, and from time to time may elect a Chairman of the Board of Directors, a Vice-Chairman of the Board of Directors, one or more Vice-Presidents, and such Assistant Secretaries, Assistant Treasurers, and such other officers, agents, and employees as it may deem proper. Any two or more offices may be held by the same person, but no officer shall execute, acknowledge, or verify any instrument in more than one capacity if such instrument is required by law or by the articles of incorporation or these Regulations to be executed, acknowledged, or verified by two or more officers. The Chairman of the Board of Directors, if any, and the Vice-Chairman of the Board of Directors, if any, shall be elected from among the directors. Unless the resolution electing an officer otherwise provides, no other officer need be a director in order to qualify.

     The term of office of all officers shall be one year and until their respective successors are elected and qualify, unless the resolution electing them shall specify a shorter or longer term, but any officer may be removed from office, either with or without cause, at any time by the Board of Directors.

     Officers shall have the powers and duties defined in the resolutions appointing them.
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     Any officer, or any agent elected or appointed by the Board of Directors, may be removed, with or without cause, by the Board of Directors whenever in its judgment the best interests of the Corporation will be served thereby.

                                   ARTICLE IV
                                   ----------

                                INDEMNIFICATION
                                ---------------

     The Corporation shall indemnify its officers and directors for such expenses and liabilities, in such manner, under such circumstances, and to such extent, as required or permitted by law.

                                   ARTICLE V
                                   ---------

                            REPORTS TO SHAREHOLDERS
                            -----------------------

     The Corporation shall furnish any requisite reports to shareholders.

                                   ARTICLE VI
                                   ----------

                                 CORPORATE SEAL
                                 --------------

     The corporate seal, if any, shall have inscribed thereon the name of the Corporation and shall be in such form and contain such other words and/or figures as the Board of Directors shall determine or the law require. Unless otherwise required by the Business Corporation Law, the Corporation shall not be required to have a seal.

                                  ARTICLE VII
                                  -----------

                                  FISCAL YEAR
                                  -----------

     The fiscal year of the Corporation shall be fixed, and shall be subject to change, by the Board of Directors.
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                                  ARTICLE VIII
                                  ------------

                            CONTROL OVER REGULATIONS
                            ------------------------

     The Regulations of the Corporation shall be subject to alteration, amendment or repeal, and new Regulations not inconsistent with any provision of the articles of incorporation or the General Corporation Law may be made, either by the affirmative vote of the holders of shares entitling them to exercise a majority of the voting power of the Corporation, at any annual or special meeting of the shareholders, or, without such meeting, by the written consent of the holders of shares entitling them to exercise a majority of the voting power. If the Regulations are altered, amended, or repealed, or new Regulations are adopted, without a meeting of the shareholders, the Secretary of the Corporation shall mail a copy of the alteration, amendment, or repeal of the new Regulations to each shareholder who would have been entitled to vote thereon or consent thereto, but who did not participate in such action.